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Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called the "Second Amendment") made as of the 12th day of December, 2003, by and among PACIFIC ENERGY GROUP LLC ("Borrower"), a Delaware limited liability company, PACIFIC ENERGY PARTNERS, L.P. ("Pacific Energy Partners"), a Delaware limited partnership, and FLEET NATIONAL BANK, as administrative agent (in such capacity, "Administrative Agent"), and the Lenders referred to below.

W I T N E S S E T H:

        WHEREAS, Borrower, Pacific Energy Partners, Administrative Agent, Syndication Agent, Co-Documentation Agents, Arrangers and the lenders party thereto ("Lenders") have entered into that certain Credit Agreement dated as of July 19, 2002, as amended by a First Amendment to Credit Agreement dated July 18, 2003 (as so amended, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

        WHEREAS, Borrower, Pacific Energy Partners, Administrative Agent, and Lenders party hereto desire to amend the Original Agreement for the purposes expressed herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans and other credit that may hereafter be extended by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.—Definitions and References

        Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Second Amendment.

ARTICLE II.—Amendments to Original Agreement

        Section 2.1. Definitions. The definitions of "Applicable Rating Level", "Base Rate Margin", "Commitment Fee Rate", "Letter of Credit Rate" and "LIBOR Rate Margin" set forth in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

          "Applicable Rating Level" means for any day, the level set forth below that corresponds to the Borrower Debt Rating by the Ratings Agencies applicable on such day; provided, in the event the Borrower Debt Rating by the Ratings Agencies differs by one level, the higher Borrower Debt Rating shall apply; provided further, in the event the Borrower Debt Rating by the Ratings Agencies differs by more than one level, the Borrower Debt Rating one level below the higher Borrower Debt Rating shall apply.

Applicable Rating Level	S&P	Moody's
Level I	≥BB+	≥Baa1
Level II	BBB	Baa2
Level III	BBB-	Baa3
Level IV	BB+	Ba1
Level V	BB	Ba2
Level VI	≤BB-	≤Ba3

        If either of the Rating Agencies shall not have in effect a Borrower Debt Rating or if the rating system of either of the Rating Agencies shall change, or if either of the Rating Agencies shall cease to be in the business of rating corporate debt obligations, Borrower and Majority Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency, but until such an agreement shall be reached, the Applicable Rating Level shall be based only upon the Borrower Debt Rating by the remaining Rating Agency.

        "Base Rate Margin" means, on any date, the percent per annum set forth below based on the Applicable Rating Level in effect on such date:

	Base Rate Margin
Applicable Rating Level	Revolver Loans	Term Loans
Level I	0.00%	0.00%
Level II	0.00%	0.00%
Level III	0.00%	0.00%
Level IV	0.00%	0.25%
Level V	0.00%	0.25%
Level VI	0.00%	0.25%

        Changes in the applicable Base Rate Margin will occur automatically, without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to Borrower and Lenders of changes in the applicable Base Rate Margin.

        "Commitment Fee Rate" means, on any date, the rate per annum set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Commitment Fee Rate
Level I	.125%
Level II	.1875%
Level III	.20%
Level IV	.25%
Level V	.30%
Level VI	.375%

        Changes in the applicable Commitment Fee Rate will occur automatically, without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to Borrower and Lenders of changes in the Commitment Fee Rate.

        "Letter of Credit Fee Rate" means, on any day, the rate per annum set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Letter of Credit Fee Rate
Level I	0.75%
Level II	0.875%
Level III	1.125%
Level IV	1.375%
Level V	1.75%
Level VI	2.00%

        Changes in the applicable Letter of Credit Fee Rate will occur automatically, without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to Borrower and Revolver Lenders of changes in the Letter of Credit Fee Rate.

        "LIBOR Rate Margin" means, on any date, the percent per annum set forth below based on the Applicable Rating Level in effect on such date:

	LIBOR Rate Margin
Applicable Rating Level	Revolver Loans	Term Loans
Level I	0.75%	2.00%
Level II	0.875%	2.00%
Level III	1.125%	2.00%
Level IV	1.375%	2.25%
Level V	1.75%	2.25%
Level VI	2.00%	2.25%

        Changes in the applicable LIBOR Rate Margin will occur automatically, without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to Borrower and Lenders of changes in the applicable LIBOR Rate Margin.

        Section 2.2. Acquisition Period. Section 1.1 of the Original Agreement is hereby amended by adding the definition of "Acquisition Period" immediately prior to the definition of "Administrative Agent", to read as follows:

          "Acquisition Period" means the period beginning with the funding of the purchase price for a Specified Acquisition, provided that Borrower has given notice at least five (5) Business Days prior to such date that it is electing that such Specified Acquisition shall commence an Acquisition Period, and ending on the earlier of (a) 270 days after the commencement of such period and (b) the receipt of proceeds of an equity offering by Pacific Energy Partners after the commencement of such period in an amount sufficient to cause Borrower to be in compliance with Section 7.10(ii) as of the date of the receipt of such proceeds; provided, further, during any Acquisition Period, no additional Acquisition Period shall commence, nor shall such Acquisition Period be extended, by any subsequent Specified Acquisition until the current Acquisition Period shall have terminated and Borrower shall be in compliance with Section 7.10(ii). As used above, "Specified Acquisition" means one or more Permitted Acquisitions in a rolling 12-month period for an aggregate purchase price in excess of $15,000,000.

        Section 2.3. Increase in Interest Rates and Fees During an Acquisition Period. Section 2.12 of the Original Agreement is hereby amended by adding the following Section 2.12(e):

          (e)   Increase in Interest Rates and Fees During an Acquisition Period. During an Acquisition Period, all references to the "Base Rate Margin", "Letter of Credit Fee Rate", and "LIBOR Rate Margin" shall be subject to the following:

              (i)  the rate that would otherwise be the applicable Base Rate Margin for Revolver Loans shall be increased by the following for the indicated Applicable Rating Level: no increase for Level I, Level II, Level III, and Level IV, 0.25% for Level V, and 0.625% for Level VI; and the rate that would otherwise be the applicable Base Rate Margin for Term Loans shall be increased by 0.50% for each Applicable Rating Level.

             (ii)  the rate that would otherwise be the Letter of Credit Fee Rate shall be increased by the following for the indicated Applicable Rating Level: 0.375% for Level I, Level II, and Level III, 0.50% for Level IV and Level V, and 0.625% for Level VI.

            (iii)  the rate that would otherwise be the applicable LIBOR Rate Margin for Revolver Loans shall be increased by the following for the indicated Applicable Rating Level: 0.375% for Level I, Level II, and Level III, 0.50% for Level IV and Level V, and 0.625% for Level VI; and the rate that would otherwise be the applicable LIBOR Rate Margin for Term Loans shall be increased by 0.50% for each Applicable Rating Level.

        Section 2.4. Leverage Ratio. The first sentence of Section 7.10 of the Original Agreement is hereby amended in its entirety to read as follows:

          Section 7.10. Leverage Ratio. The ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA for the four Fiscal Quarter period most recently ended prior to the date of determination for which financial statements contemplated by Section 6.2(a) or (b) are available to Pacific Energy Partners will not be greater than the amount set forth below for the applicable time set forth below:

              (i)  During an Acquisition Period: 5.25 to 1.0

             (ii)  Other than an Acquisition Period: 4.25 to 1.0.

ARTICLE III.—Conditions of Effectiveness

        Section 3.1. Effective Date.

          (a)   With respect to the amendments contained in Section 2.1 hereof, this Second Amendment shall become effective with respect to the Revolver Loans and Letters of Credit as of the date first above written when and only when Administrative Agent shall have received at Administrative Agent's office a counterpart of this Second Amendment executed and delivered by Borrower and each Revolver Lender.

          (b)   With respect to the amendments contained in Section 2.1 hereof, this Second Amendment shall become effective with respect to the Term Loans as of the date first above written when and only when Administrative Agent shall have received at Administrative Agent's office a counterpart of this Second Amendment executed and delivered by Borrower and each Term Lender.

          (c)   With respect to the amendments set forth in Sections 2.2, 2.3, and 2.4 hereof, this Second Amendment shall become effective as of the date first above written when and only when Administrative Agent shall have received at Administrative Agent's office a counterpart of this Second Amendment executed and delivered by Borrower and Majority Lenders.

ARTICLE IV.—Representations and Warranties

        Section 4.1. Representations and Warranties of Borrower. In order to induce Administrative Agent and Majority Lenders, all Revolver Lenders and all Term Lenders, as the case may be, to enter into this Second Amendment, Borrower represents and warrants to each Lender that:

          (a)   The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b)   Borrower is duly authorized to execute and deliver this Second Amendment, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all action necessary to authorize the execution and delivery of this Second Amendment and to authorize the performance of the obligations of Borrower hereunder.

          (c)   The execution and delivery by Borrower of this Second Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Second Amendment or to consummate the transactions contemplated hereby.

          (d)   When duly executed and delivered, each of this Second Amendment, and the Credit Agreement will be a legal and binding obligation of Borrower enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

ARTICLE V.—Miscellaneous

        Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders or Administrative Agent under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

        Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Second Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, and agreements and covenants of, Borrower under this Second Amendment and under the Credit Agreement.

        Section 5.3. Loan Documents. This Second Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

        Section 5.4. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws applicable to the Credit Agreement.

        Section 5.5. Counterparts. This Second Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Second Amendment.

        THIS SECOND AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:	PACIFIC ENERGY GROUP LLC
	By:	/s/ LYNN T. WOOD Lynn T. Wood, Vice President
PACIFIC ENERGY PARTNERS:	PACIFIC ENERGY PARTNERS, L.P.:
	By:	PACIFIC ENERGY GP, INC. its general partner
		By:	/s/ LYNN T. WOOD Lynn T. Wood, Vice President
FLEET NATIONAL BANK, Administrative Agent, LC Issuer and a Lender
By:	/s/ TERRENCE RONAN Terrence Ronan, Managing Director
FLEET SECURITIES, INC., Co-Lead Arranger and Co-Book Manager
By:	/s/ RICHARD MAKIN Richard Makin, Managing Director

Signature Page to Second Amendment
To Credit Agreement

        In Witness Whereof, the undersigned Lender hereby enters into the Second Amendment to Credit Agreement dated as of December 12th, 2003 among Pacific Energy Group LLC, Pacific Energy Partners, L.P., Fleet National Bank, as administrative agent, and the Lender's signatory thereto.

Name of Lender
By:	Name: Title:

CONSENT AND AGREEMENT

        The undersigned each hereby consents to the provisions of this Second Amendment and the transactions contemplated herein and hereby ratifies and confirms the Guaranty dated as of July 19, 2002, made by it favor of FLEET NATIONAL BANK, as administrative agent, and agree that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PACIFIC MARKETING & TRANSPORTATION LLC ROCKY MOUNTAIN PIPELINE SYSTEM LLC ANSCHUTZ RANCH EAST PIPELINE LLC RANCH PIPELINE LLC
By:	/s/ LYNN T. WOOD Lynn T. Wood, Vice President

CONSENT AND AGREEMENT

        The undersigned hereby consents to the provisions of this Second Amendment and the transactions contemplated herein and hereby ratifies and confirms the Guaranty dated as of July 19, 2002, made by it in favor of FLEET NATIONAL BANK, as administrative agent (in such capacity), and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PACIFIC ENERGY PARTNERS, L.P.
By:	PACIFIC ENERGY GP, INC., its general partner
	By:	/s/ LYNN T. WOOD Lynn T. Wood, Vice President

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  Exhibit 10.3